Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-187725 of Huntington Bancshares Incorporated on Form S-8 of our report dated June 28, 2016, appearing in this Annual Report on Form 11-K of the Huntington Investment and Tax Savings Plan for the year ended December 31, 2015.
/s/ Ary Roepcke Mulchaey, P.C.
Columbus, Ohio
June 28, 2016